REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM




Shareholders and Board of Trustees
The Coventry Group
Columbus, Ohio


In planning and performing our audits of the
financial statements of the Walden Social
Balanced Fund, the Walden Social Equity Fund,
the Boston Trust Balanced Fund (formerly
Boston Balanced Fund), the Boston Trust Equity
Fund (formerly Boston Equity Fund), and the
Boston Trust Small Cap Fund (the Funds), each
a series of shares of The Coventry Group for the
year ended March 31, 2006, in accordance with
the standards of the Public Company Accounting
Oversight Board (United States), we considered
their internal control over financial reporting,
including control activities for safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our
opinion on the financial statements and to comply
with the requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Funds internal control over
financial reporting.   Accordingly, we express no
such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.   In fulfilling
this responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.   A
companys internal control over financial reporting
is a process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the preparation of financial statements
for external purposes in accordance with generally
accepted accounting principles.   Such internal
control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation
of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or
operation of a control does not allow management
or employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis.   A significant
deficiency is a control deficiency, or combination
of control deficiencies, that adversely affects
the companys ability to initiate, authorize,
record, process or report financial data reliably
in accordance with generally accepted accounting
principles such that there is more than a remote
likelihood that a misstatement of the companys
annual or interim financial statements that is
more than inconsequential will not be prevented
or detected.   A material weakness is a significant
deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.






Shareholders and Board of Trustees
The Coventry Group
Page Two




Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of March 31, 2006.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of The Coventry Group and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 28, 2006